EXHIBIT 99.2

Vanguard Natural Resources, LLC and Subsidiaries

Unaudited Pro Forma Combined Financial Information

On December 31, 2010, Vanguard Natural Resources, LLC (the “Company” or “Vanguard”) acquired (the “ENP Purchase”) all of the member interests in Encore Energy Partners GP, LLC (“ENP GP”), the general partner of Encore Energy Partners LP (“ENP”) representing a 46.7% aggregate equity interest in ENP at the date of the ENP Purchase, from Denbury Resources Inc. We consolidated ENP as we had the ability to control the operating and financial decisions and policies of ENP through our ownership of ENP GP. On December 1, 2011, we acquired the remaining 53.4% of the ENP Units not held by us through a merger (the “ENP Merger”) with one of our wholly-owned subsidiaries. The ENP Merger was consummated through a unit-for-unit exchange whereby ENP’s public unitholders received 0.75 Vanguard common units in exchange for each ENP common unit they owned at closing. The transaction resulted in 18,420,606 additional common units being issued by Vanguard. We refer to the ENP Purchase and ENP Merger collectively as the “ENP Acquisition.”

On June 22, 2011, Vanguard and ENP entered into two purchase and sale agreements to acquire producing oil and natural gas assets in the Permian Basin in West Texas from a private seller. Vanguard and ENP agreed to purchase 50% of the assets from this acquisition for an aggregate of $85.0 million. We refer to this acquisition as the “Permian Basin Acquisition I.” This acquisition was completed on July 29, 2011 for an aggregate adjusted purchase price of $81.4 million. The effective date of this acquisition was May 1, 2011. The purchase price was funded with borrowings under financing arrangements existing at that time.

On April 4, 2012, Vanguard and its wholly-owned subsidiary VNR Finance Corp. ("VNRF"), completed a public offering of $350.0 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Senior Notes”), at a public offering price of 99.274%, resulting in aggregate net proceeds of $338.7 million, after underwriting discounts and financing fees. Interest on the Senior Notes is payable on April 1 and October 1 of each year, and began on October 1, 2012. We used a portion of the net proceeds from this offering to repay all indebtedness outstanding under our second lien term loan and applied the balance of the net proceeds to outstanding borrowings under our reserve-based credit facility. The repayment therefore resulted in an increase in the amount available to be borrowed under our reserve-based credit facility.

On June 1, 2012, Vanguard and its wholly-owned subsidiary Vanguard Permian, LLC entered into a purchase and sale agreement to acquire natural gas and liquids assets in the Woodford Shale and Fayetteville Shale of the Arkoma Basin for a purchase price of $445.0 million from Antero Resources Corporation ("Antero"), a wholly-owned subsidiary of Antero Resources LLC. We refer to this acquisition as the “Arkoma Basin Acquisition.” This acquisition was completed on June 29, 2012 for an aggregate adjusted purchase price of $428.5 million. The effective date of this acquisition was April 1, 2012. The purchase price was funded with borrowings under our reserve-based credit facility.

Also on June 29, 2012, in connection with the Arkoma Basin Acquisition, Vanguard entered into a second amendment to the Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”). Pursuant to an interim borrowing base redetermination, under the Amended Credit Agreement, the borrowing base of our reserve-based credit facility was increased from $670.0 million to $975.0 million.

On October 9, 2012, Vanguard and VNRF, completed a public offering of an additional $200.0 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Additional Senior Notes”). We received net proceeds of approximately $196.4 million from this offering, after deducting underwriting discounts of $3.5 million and offering costs of $0.1 million. The Additional Senior Notes have identical terms, other than the issue date, and constitute part of the same series as and are fungible with the Senior Notes. We used the net proceeds from this offering to repay indebtedness outstanding under our reserve-based credit facility. Such repayment therefore resulted in an increase in the amount available to be borrowed under our reserve-based credit facility.

On October 31, 2012, Encore Energy Partners Operating, LLC (a wholly-owned subsidiary of Vanguard) entered into a purchase and sale agreement with Bill Barrett Corporation for the acquisition of natural gas and liquids properties in the Piceance Basin in Colorado and the Powder River and Wind River Basins in Wyoming. We refer to this acquisition as the “Rockies Acquisition.” This acquisition had an effective date of October 1, 2012. With respect to the Piceance Basin properties, we have purchased an escalating working interest wherein our working interest begins at 18% but increases to 21% on January 1, 2014, 24% on January 1, 2015 and 26% on January 1, 2016. This structure was designed to maintain cash flow from the acquisition without the need for any capital spending until 2016. We completed this acquisition on December 31, 2012 for an adjusted purchase price of $324.7 million, subject to post-closing adjustments to be determined. The purchase price was funded with borrowings under our reserve-based credit facility.

On December 31, 2012, we entered into the Third Amendment to the Credit Agreement, which included amendments that increased our borrowing base to $1.2 billion. The increase in borrowing base was also made pursuant to our interim borrowing base redetermination in connection with the closing of the Rockies Acquisition.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Vanguard, adjusted to reflect the Senior Notes offering, the Arkoma Basin Acquisition, the Additional Senior Notes offering and the Rockies Acquisition. Vanguard’s historical consolidated statements of operations have also been adjusted to give pro forma effect to the Permian Basin Acquisition I and the ENP Merger completed in 2011 as presented in Note 4 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements give effect to the events set forth below:

•
Vanguard's and ENP’s Permian Basin Acquisition I completed during July 2011 and the increase in interest expense related to borrowings under financing arrangements existing at that time to fund the acquisition.

•
The elimination of the nonrecurring loss which resulted from the impairment of goodwill related to the acquisition of natural gas and oil properties in the Permian Basin Acquisition I completed during 2011.

•	The issuance of 18,420,606 Vanguard common units to ENP's public unitholders in exchange for each ENP common unit they owned at the closing of the ENP Merger.
•	The elimination of certain general and administrative expenses resulting from ENP not being a separate public company after the completion of the ENP Merger.
•	The Senior Notes offering and the increase in interest expense related to the Senior Notes, including the amortization of bond discount and deferred financing costs.
•
The repayment of borrowings under the reserve-based credit facility and second lien term loan using the proceeds from the Senior Notes offering and the decrease in interest expense as a result of the repayment.

•	The Arkoma Basin Acquisition completed during June 2012 and the increase in interest expense related to borrowings under the reserve-based credit facility.
•	The elimination of the nonrecurring gain on acquisition of natural gas and liquids properties acquired in the Arkoma Basin Acquisition completed during 2012.
•	The Additional Senior Notes offering and the increase in interest expense related to the Additional Senior Notes, including the amortization of deferred financing costs.
•
The repayment of borrowings under the reserve-based credit facility and second lien term loan using the proceeds from the Senior Notes offering and the decrease in interest expense as a result of the repayment.

•	The Rockies Acquisition completed in December 2012 and the increase in interest expense related to borrowings under the reserve-based credit facility.

The unaudited pro forma combined balance sheet gives effect to the Rockies Acquisition as if it had occurred on September 30, 2012. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 give effect to the ENP Merger, the Permian Basin Acquisition I, the Senior Notes offering, the Arkoma Basin Acquisition, the Additional Senior Notes offering and the Rockies Acquisition as if they had occurred on January 1, 2011.

The unaudited pro forma combined financial information should be read in conjunction with Vanguard's Form 10-K for the year ended December 31, 2011 and Vanguard's Form 10-Q for the quarter ended September 30, 2012.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that Vanguard would have reported had the ENP Merger, Permian Basin Acquisition I, the Senior Notes offering, the Arkoma Basin Acquisition, the Additional Senior Notes offering and the Rockies Acquisition been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of Vanguard's future performance for reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined
 Balance Sheet as of September 30, 2012
(In thousands)

	Vanguard Historical	Pro forma adjustments Rockies Acquisition (Note 2)		Vanguard Pro forma
Current assets
Cash and cash equivalents	$24,420	$332,365	(b)
		(328,765)	(a)
		(3,600)	(b)	$24,420
Trade accounts receivable, net	54,131	5,980	(a)	60,111
Derivative assets	37,635	—		37,635
Other current assets	2,497	929	(a)	3,426
Total current assets	118,683	6,909		125,592
Oil and natural gas properties, at cost	1,767,497	330,707	(a)	2,098,204
Accumulated depletion, amortization and accretion	(290,466)	—		(290,466)
Oil and natural gas properties evaluated, net	1,477,031	330,707		1,807,738
Other assets
Goodwill	420,955	—		420,955
Derivative assets	46,077	—		46,077
Other assets	29,181	3,600	(b)	32,781
Total assets	$2,091,927	$341,216		$2,433,143

Liabilities and members' equity
Current liabilities
Accounts payable:
Trade	$6,861	$—		$6,861
Affiliate	317	—		317
Accrued liabilities:		—
Lease operating	6,042	1,865	(a)	7,907
Developmental capital	7,463	—		7,463
Interest	13,906	—		13,906
Production taxes and marketing	15,147	—		15,147
Derivative liabilities	4,279	—		4,279
Deferred swap premium liability	274	—		274
Oil and natural gas revenue payable	9,919	41	(a)	9,960
Distribution payable	11,761	—		11,761
Other	7,115	—		7,115
Total current liabilities	83,084	1,906		84,990
Long-term debt	570,000	132,365	(b)	702,365
Senior notes, net of discount	347,572	200,000	(b)	547,572
Derivative liabilities	11,230	—		11,230
Asset retirement obligations, net of current portion	43,363	15,763	(a)	59,126
Other long-term liabilities	3,443	—		3,443
Total liabilities	1,058,692	350,034		1,408,726
Members' equity
Members' capital	1,029,943	(8,818)	(a)	1,021,125
Class B units	3,292	—		3,292
Total members' equity	1,033,235	(8,818)		1,024,417
Total liabilities and members' equity	$2,091,927	$341,216		$2,433,143

Unaudited Pro Forma Combined
 Statement of Operations
 for the Nine Months Ended September 30, 2012

	Vanguard historical	Pro forma adjustments Arkoma Basin Acquisition (Note 3)		Pro forma adjustments Rockies Acquisition (Note 3)		Vanguard pro forma combined
	(in thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$228,029	$35,772	(a)	$68,467	(h)	$332,268
Realized gain (loss) on other commodity derivative contracts	(756)	33,681	(b)	—		32,925
Unrealized gain (loss) on other commodity derivative contracts	9,243	(11,025)	(b)	—		(1,782)
Total revenues	236,516	58,428		68,467		363,411
Costs and Expenses
Production:
Lease operating expenses	54,754	20,260	(c)	27,042	(i)	102,056
Production and other taxes	21,164	370	(c)	4,771	(i)	26,305
Depreciation, depletion, amortization and accretion	73,897	18,251	(d)	33,921	(j)	126,069
Impairment of oil and natural gas properties	18,029	—		—		18,029
Selling, general and administrative expenses	15,298	2,921	(e)	—		18,219
Total costs and expenses	183,142	41,802		65,734		290,678
Income (loss) from operations	53,374	16,626		2,733		72,733
Other income and (expense)
Interest expense	(27,548)	(9,651)	(f)	(15,081)	(k)	(52,280)
Realized loss on interest rate derivative contracts	(1,610)	—		—		(1,610)
Unrealized loss on interest rate derivative contracts	(5,507)	—		—		(5,507)
Net gain (loss) on acquisition of oil and natural gas properties	13,796	(14,126)	(g)	—		(330)
Other	191	—		—		191
Total other expense	(20,678)	(23,777)		(15,081)		(59,536)
Net income (loss)	$32,696	$(7,151)		$(12,348)		$13,197
Net income per Common and Class B unit
Basic & diluted	$0.62					$0.25
Weighted average units outstanding	—					—
Common units – basic	52,135					52,135
Common units – diluted	52,188					52,188
Class B units – basic & diluted	420					420

Unaudited Pro Forma Combined
 Statement of Operations
 for the Year Ended December 31, 2011

	Vanguard pro forma (Note 4)	Pro forma adjustments Rockies Acquisition (Note 3)		Vanguard pro forma combined
	(in thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$436,491	$139,584	(h)	$576,075
Loss on commodity cash flow hedges	(3,071)	—		(3,071)
Realized gain on other commodity derivative contracts	49,682	—		49,682
Unrealized gain on other commodity derivative contracts	39,107	—		39,107
Total revenues	522,209	139,584		661,793
Costs and Expenses
Production:
Lease operating expenses	105,135	37,275	(i)	142,410
Production and other taxes	29,236	12,306	(i)	41,542
Depreciation, depletion, amortization and accretion	129,543	59,793	(j)	189,336
Selling, general and administrative expenses	24,752	—		24,752
Total costs and expenses	288,666	109,374		398,040
Income from operations	233,543	30,210		263,753
Other income and (expense)
Interest expense	(61,897)	(19,294)	(k)	(81,191)
Realized loss on interest rate derivative contracts	(2,874)	—		(2,874)
Unrealized loss on interest rate derivative contracts	(2,088)	—		(2,088)
Net gain on acquisition of oil and natural gas properties	290	—		290
Other income	77	—		77
Total other expense	(66,492)	(19,294)		(85,786)
Net income	$167,051	$10,916		$177,967
Net income per Common and Class B unit
Basic	$3.43			$3.66
Diluted	$3.43			$3.65
Weighted average units outstanding
Common units – basic	48,226			48,226
Common units – diluted	48,286			48,286
Class B units – basic & diluted	420			420

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

Note 1 Basis of Presentation

On December 31, 2010, Vanguard Natural Resources, LLC (the “Company” or “Vanguard”) acquired (the “ENP Purchase”) all of the member interests in Encore Energy Partners GP, LLC (“ENP GP”), the general partner of Encore Energy Partners LP (“ENP”) representing a 46.7% aggregate equity interest in ENP at the date of the ENP Purchase, from Denbury Resources Inc. We consolidated ENP as we had the ability to control the operating and financial decisions and policies of ENP through our ownership of ENP GP. On December 1, 2011, we acquired the remaining 53.4% of the ENP Units not held by us through a merger (the “ENP Merger”) with one of our wholly-owned subsidiaries. The ENP Merger was consummated through a unit-for-unit exchange whereby ENP’s public unitholders received 0.75 Vanguard common units in exchange for each ENP common unit they owned at closing. The transaction resulted in 18,420,606 additional common units being issued by Vanguard. We refer to the ENP Purchase and ENP Merger collectively as the “ENP Acquisition.”

On June 22, 2011, Vanguard and ENP entered into two purchase and sale agreements to acquire producing oil and natural gas assets in the Permian Basin in West Texas from a private seller. Vanguard and ENP agreed to purchase 50% of the assets from this acquisition for an aggregate of $85.0 million. We refer to this acquisition as the “Permian Basin Acquisition I.” This acquisition was completed on July 29, 2011 for an aggregate adjusted purchase price of $81.4 million. The effective date of this acquisition was May 1, 2011. The purchase price was funded with borrowings under financing arrangements existing at that time.

On April 4, 2012, Vanguard and its wholly-owned subsidiary VNR Finance Corp. ("VNRF"), completed a public offering of $350.0 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Senior Notes”), at a public offering price of 99.274%, resulting in aggregate net proceeds of $338.7 million, after underwriting discounts and financing fees. Interest on the Senior Notes is payable on April 1 and October 1 of each year, and began on October 1, 2012. We used a portion of the net proceeds from this offering to repay all indebtedness outstanding under our second lien term loan and applied the balance of the net proceeds to outstanding borrowings under our reserve-based credit facility. The repayment therefore resulted in an increase in the amount available to be borrowed under our reserve-based credit facility.

On June 1, 2012, Vanguard and its wholly-owned subsidiary Vanguard Permian, LLC entered into a purchase and sale agreement to acquire natural gas and liquids assets in the Woodford Shale and Fayetteville Shale of the Arkoma Basin for a purchase price of $445.0 million from Antero Resources Corporation ("Antero"), a wholly-owned subsidiary of Antero Resources LLC. We refer to this acquisition as the “Arkoma Basin Acquisition.” This acquisition was completed on June 29, 2012 for an aggregate adjusted purchase price of $428.5 million. The effective date of this acquisition was April 1, 2012. The purchase price was funded with borrowings under our reserve-based credit facility.

Also on June 29, 2012, in connection with the Arkoma Basin Acquisition, Vanguard entered into a second amendment to the Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”). Pursuant to an interim borrowing base redetermination, under the Amended Credit Agreement, the borrowing base of our reserve-based credit facility was increased from $670.0 million to $975.0 million.

On October 9, 2012, Vanguard and VNRF, completed a public offering of an additional $200.0 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Additional Senior Notes”). We received net proceeds of approximately $196.4 million from this offering, after deducting underwriting discounts of $3.5 million and offering costs of $0.1 million. The Additional Senior Notes have identical terms, other than the issue date, and constitute part of the same series as and are fungible with the Senior Notes. We used the net proceeds from this offering to repay indebtedness outstanding under our reserve-based credit facility. Such repayment therefore resulted in an increase in the amount available to be borrowed under our reserve-based credit facility.

On October 31, 2012, Encore Energy Partners Operating, LLC (a wholly-owned subsidiary of Vanguard) entered into a purchase and sale agreement with Bill Barrett Corporation for the acquisition of natural gas and liquids properties in the Piceance Basin in Colorado and the Powder River and Wind River Basins in Wyoming. We refer to this acquisition as the “Rockies Acquisition.” This acquisition had an effective date of October 1, 2012. With respect to the Piceance Basin properties, we have purchased an escalating working interest wherein our working interest begins at 18% but increases to 21% on January 1, 2014, 24% on January 1, 2015 and 26% on January 1, 2016. This structure was designed to maintain cash flow from the acquisition without the need for any capital spending until 2016. We completed this acquisition on December 31, 2012 for an adjusted purchase price of $324.7 million, subject to post-closing adjustments to be determined. The purchase price was funded with borrowings under our reserve-based credit facility.

Note 2 Unaudited Pro forma Combined Balance Sheet

Pro Forma Adjustment to the Unaudited Pro Forma Combined Balance Sheet

Adjustments (a) – (b) to the unaudited pro forma combined balance sheet as of September 30, 2012 are to reflect the Rockies Acquisition completed on December 31, 2012 as follows:

(a)
To record the acquisition of certain natural gas and liquids properties, accounts receivable, other assets, oil and natural gas revenue payable, accrued lease operating expenses and imbalance liabilities and asset retirement obligations associated with the oil and natural gas and liquids properties acquired.

(b)	To record the financing of the acquisition with borrowings under the reserve-based credit facility and Additional Senior Notes offering.

Total cash consideration paid at closing was $328.8 million. After post closing adjustments of $4.1 million, the total fair value of the consideration transferred was $324.7 million. The measurement of the fair value at acquisition date of the assets acquired as compared to the fair value of consideration transferred, adjusted for purchase price adjustments, resulted in goodwill of $8.8 million, calculated in the following table, which was immediately impaired and recorded as a loss. The loss resulted primarily from the changes in oil and natural gas prices between the date the purchase and sale agreement was entered into and the closing date, which were used to value the reserves acquired.

Fair value of assets and liabilities acquired:	(in thousands)
Oil and natural gas properties	$330,707
Other assets	929
Asset retirement obligations	(15,763)
Oil and natural gas revenue payable and imbalance liabilities	(41)
Total fair value of assets and liabilities acquired	315,832
Fair value of consideration transferred	324,650
Loss on acquisition	$(8,818)

Note 3 Unaudited Pro Forma Combined Statements of Operations

The unaudited pro forma combined statements of operations for the nine month period ended September 30, 2012 and for the year ended December 31, 2011 for the Rockies Acquisition and for the nine month period ended September 30, 2012 for the Arkoma Basin Acquisition include adjustments to reflect the following:

(a)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Arkoma Basin Acquisition completed during June 2012.

(b)	Represents the increase in realized and unrealized gains and losses on commodity derivative contracts resulting from the Arkoma Basin Acquisition completed during June 2012.

(c)	Represents the increase in lease operating expenses and production and other taxes resulting from the Arkoma Basin Acquisition completed during June 2012.

(d)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Arkoma Basin Acquisition completed during June 2012.

(e)	Represents the increase in selling, general and administrative expenses resulting from the Arkoma Basin Acquisition completed during June 2012.

(f)
Represents the adjustment to interest expense related to borrowings under the reserve-based credit facility to fund the Arkoma Basin Acquisition completed during June 2012, offset by the reduction in interest expense resulting from the repayment of borrowings under the reserve-based credit facility and second lien term loan, which were repaid using proceeds from the Senior Notes. In addition, the adjustment represents the pro forma interest expense related to the Senior Notes offering, including the amortization of bond discount and deferred financing costs.

(g)	Represents the elimination of nonrecurring gain on acquisition of natural gas and liquids properties acquired in the Arkoma Basin Acquisition.

(h)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Rockies Acquisition completed during December 2012.

(i)	Represents the increase in lease operating expenses and production and other taxes resulting from the Rockies Acquisition completed during December 2012.

(j)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Rockies Acquisition completed during December 2012.

(k)
Represents the adjustment to interest expense related to borrowings under the reserve-based credit facility to fund the Rockies Acquisition completed during December 2012, offset by the reduction in interest expense resulting from the repayment of borrowings under the reserve-based credit facility, which were repaid using proceeds from the Additional Senior Notes offering. In addition, the adjustment represents the pro forma interest expense related to the Additional Senior Notes, including the amortization of bond discount and deferred financing costs.

Note 4 Vanguard's Unaudited Pro Forma Consolidated Statement of Operations

Vanguard’s unaudited pro forma consolidated statement of operations included in the unaudited pro forma combined statement of operations for the year ended December 31, 2011 give effect to the ENP Merger, the Permian Basin Acquisition I, the Senior Notes offering and the Arkoma Basin Acquisition as if they had occurred on January 1, 2011 as follows:

Vanguard Unaudited Pro Forma
 Consolidated Statement of Operations
 for the Year Ended December 31, 2011

	Vanguard Historical	Pro forma adjustments Permian Basin Acquisition I		Pro forma Encore Merger		Pro forma Arkoma Basin Acquisition		Vanguard Pro forma Combined
	(in thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$312,842	$10,848	(a)	$—		$112,801	(i)	$436,491
Loss on commodity cash flow hedges	(3,071)	—		—		—		(3,071)
Realized gain on other commodity derivative contracts	10,276	—		—		39,406	(i)	49,682
Unrealized gain (loss) on other commodity derivative contracts	(470)	—		—		39,577	(i)	39,107
Total revenues	319,577	10,848		—		191,784		522,209
Costs and Expenses
Production:
Lease operating expenses	63,944	3,528	(b)	—		37,663	(i)	105,135
Production and other taxes	28,621	—		—		615	(i)	29,236
Depreciation, depletion, amortization and accretion	84,857	4,031	(c)	—		40,655	(j)	129,543
Selling, general and administrative expenses	19,779	—		(2,635)	(f)	7,608	(i)	24,752
Total costs and expenses	197,201	7,559		(2,635)		86,541		288,666
Income from operations	122,376	3,289		2,635		105,243		233,543
Other income and (expense)
Interest expense	(28,994)	(1,683)	(d)	—		(2,561)	(k)
						(28,659)	(l)	(61,897)
Realized gain (loss) on interest rate derivative contracts	(2,874)	—		—		—		(2,874)
Unrealized gain (loss) on interest rate derivative contracts	(2,088)	—		—		—		(2,088)
Net gain (loss) on acquisition of oil and natural gas properties	(367)	657	(e)	—		—		290
Other income	77	—		—		—		77
Total other income (expense)	(34,246)	(1,026)		—		(31,220)		(66,492)
Net income	$88,130	$2,263		$2,635		$74,023		$167,051
Less: Net income attributable to non-controlling interest	(26,067)	—		26,067	(g)	—		—
Net income attributable to Vanguard unitholders	$62,063	$2,263		$28,702		$74,023		$167,051
Net income per Common and Class B unit
Basic & diluted	$1.95							$3.43
Weighted average units outstanding
Common units – basic	31,370			16,856	(h)			48,226
Common units – diluted	31,430			16,856	(h)			48,286
Class B units – basic & diluted	420							420

Vanguard's unaudited pro forma consolidated statements of operations include the following adjustments:

(a)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Permian Basin Acquisition I completed during 2011.

(b)	Represents the increase in lease operating expenses resulting from the Permian Basin Acquisition I completed during 2011.

(c)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Permian Basin Acquisition I completed during 2011.

(d)	Represents the pro forma interest expense related to borrowings under financing arrangement existing at that time to fund the Permian Basin Acquisition I completed during 2011.

(e)
Represents the elimination of the nonrecurring loss which resulted from the impairment of goodwill related to the acquisition of natural gas and oil properties in the Permian Basin Acquisition I completed during 2011.

(f)
Represents the elimination of certain general and administrative expenses resulting from ENP not being a separate public company after the completion of the ENP Merger, including director-related expenses, directors' and officers' liability insurance premiums, NYSE listing fees and SEC filing fees.

(g)	Elimination of the allocation of net income to non-controlling interest as a result of the ENP Merger.

(h)
Represents the adjustment for the weighted average number of units from the issuance of 18,420,606 Vanguard common units under the terms of the ENP Merger, whereby ENP's public unitholders received 0.75 Vanguard common units for each ENP common unit held at closing.

(i)	Represents increase in revenues and expenses related to the properties acquired in the Arkoma Basin Acquisition completed during June 2012.

(j)
Represents the change in depreciation, depletion, amortization and accretion related to the Arkoma Basin Acquisition completed during June 2012 primarily resulting from the pro forma calculation of the combined entity’s depletion expense under the full cost method of accounting for oil and natural gas properties.

(k)
Represents the adjustment to interest expense related to borrowings under the reserve-based credit facility to fund the Arkoma Basin Acquisition completed during June 2012, offset by the reduction in interest expense resulting from the repayment of borrowings under the reserve-based credit facility and second lien term loan, which were repaid using proceeds from the Senior Notes offering.

(l)	Represents the pro forma interest expense related to the Senior Notes, including the amortization of bond discount and deferred financing costs.